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                                                                    EXHIBIT 99.1

                                  May 4, 1998

Giant Industries, Inc.
23733 North Scottsdale Road
Scottsdale, Arizona 85255

     Re: Form S-4 Registration Statement of Giant Industries, Inc.

Ladies and Gentlemen:

     Each of the undersigned hereby consents to the use in the Form S-4 Registration Statement (the "Registration Statement") of Giant Industries, Inc. of his name as a director of the Combined Company following the Merger (each as defined in the Registration Statement).

                                          Very truly yours,

                                          /s/ LAMAR NORSWORTHY

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                                          Lamar Norsworthy

                                          /s/ ROBERT G. MCKENZIE

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                                          Robert G. McKenzie

                                          /s/ JACK P. REID

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                                          Jack P. Reid

                                          /s/ A. J. LOSEE

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                                          A. J. Losee

                                          /s/ W. JOHN GLANCY

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                                          W. John Glancy